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                                                                  EXHIBIT 8.3



                         Goodwin, Procter & Hoar LLP
                                Exchange Place
                            Boston, MA 02109-2881



                              November 18, 1997


Beacon Properties Corporation
50 Rowes Wharf
Boston, MA 02110

Equity Office Properties Trust
Two North Riverside Plaza, 22nd Floor
Chicago, IL 60606

    Re:   Certain Federal Income Tax Matters


Ladies and Gentlemen:



     This opinion is delivered to you in our capacity as counsel to Beacon Properties Corporation, a Maryland corporation ("Beacon"), in connection with
(i) the registration statement on Form S-4 (the "Common Share Registration Statement") filed by Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), with the Securities and Exchange Commission relating to the proposed merger (the "Merger") of Beacon with and into EOP pursuant to an Agreement and Plan of Merger dated September 15, 1997 by and among Beacon, Beacon Properties, L.P. ("Beacon Partnership"), EOP and EOP Operating Limited Partnership, (The "Merger Agreement"), and the issuance of common shares of EOP in connection with the Merger, (ii) the registration statement on Form S-4 (the "Preferred Share Registration Statement") filed by EOP relating to the Merger and the issuance of preferred shares of EOP in the Merger, and (iii) the registration statement on Form S-4 (the "Partnership Registration Statement") filed by EOP Operating Limited Partnership and EOP relating to the proposed merger of the Beacon Partnership into EOP Operating Limited Partnership (the "Partnership Merger") and the issuance of units of limited partnership of the EOP Operating Partnership in connection with the Partnership Merger. The Common Share Registration Statement, the Preferred Share Registration Statement and the Partnership Registration Statement are referred to collectively herein as the "Registration Statements." This opinion relates to Beacon's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), the status of the Beacon Partnership as a partnership for federal income tax purposes for periods prior to the Merger and the accuracy of certain portions of the Registration Statements.




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Beacon Properties Corporation
Equity Office Properties Trust
November 18, 1997
Page 2






        In rendering the following opinion, we have examined the Registration Statements, the Articles of Incorporation and Bylaws of Beacon, the Merger Agreement, the agreement of limited partnership of the Beacon Partnership and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. The foregoing documents, including the Registration Statements, are referred to herein as the "Documents." We also have relied upon the representations of Beacon and the Beacon Partnership regarding the manner in which Beacon and the Beacon Partnership and their affiliates have been and will be owned and operated prior to the Merger. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification and that no action will occur from the date hereof until the Merger that is inconsistent with such representations. We are not, however, aware of any material facts or circumstances that are contrary to or inconsistent with such representations or assumptions in a manner that would adversely affect the opinion set forth herein. We assume that the Merger and related transactions contemplated by the Documents will be consummated in accordance with the Documents and as described in the Registration Statements (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof) insofar as is relevant to the opinion contained herein and that all entities have operated and will operate in accordance with applicable laws and the terms and conditions of applicable documents prior to the Merger. We also assume that EOP will timely mail, on behalf of Beacon for Beacon's final taxable year ending with the Merger, shareholder demand letters that comply with the requirements of Treasury Regulation Section 1.857-8, and that EOP will maintain (in a manner prescribed by such regulation) such records of Beacon as are necessary for Beacon to comply with the requirements of Treasury Regulation Section 1.857-8 and Section 857(a)(2) of the Code (as in effect for tax years beginning before August 5, 1997). In addition, we have relied on certain additional facts and assumptions described below.


        In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us and (vii) the factual accuracy of all representations, warranties and other
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Beacon Properties Corporation
Equity Office Properties Trust
November 18, 1997
Page 3







statements made by all parties. We also have assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.



        The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, all as of the date hereof, and existing administrative and judicial interpretations thereof, all of which are subject to change. Future changes in applicable law may cause the federal income tax treatment of Beacon and the Beacon Partnership to be materially and adversely different from that described below.


        Based upon and subject to the foregoing, we are of the opinion that:


        1. Beacon has been organized and operated in conformity with the requirements for qualification as a REIT under the Code beginning with Beacon's first taxable year ended December 31, 1994 and for all subsequent taxable years (or portion thereof) through the date hereof, and Beacon's proposed method of operation, as described in the representations referred to above, will enable Beacon to continue to meet the requirements for qualification and taxation as a REIT under the Code for the period beginning after the date hereof through Beacon's short taxable year ending with the Merger.


        2. At all times during (i) Beacon's first taxable year ended December 31, 1994 and (ii) the period beginning January 1, 1995 and ending with the Partnership Merger (as defined in the Merger Agreement) the Beacon Partnership has been and will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.


        3. The discussion set forth in each of the Common Share Registration Statement and the Preferred Share Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS -- Tax Consequences of the Merger to Beacon Shareholders, Beacon, and EOP" and "-- Pre-Merger Distributions" and the discussion set forth in the Partnership Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS -- Summary," "-- Tax Consequences of the Partnership Merger," "-- Effect of Subsequent






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Beacon Properties Corporation
Equity Office Properties Trust
November 18, 1997
Page 4




                Events," and " -- Tax Treatment of Partners Who Hold EOP Partnership Units After the Partnership Merger," to the extent that it discusses matters of law or legal conclusions, is accurate in all material respects.


                                    * * *

        We express no opinion herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service (the "IRS") and that the IRS may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case.


        We consent to being named as counsel to Beacon in the Registration Statements, to the references in the Registration Statements to our firm and to the inclusion of a copy of this opinion letter as an exhibit to each of the Registration Statements. In giving such consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended. We further consent to reliance on this opinion by Hogan & Hartson L.L.P. for purposes of its opinion, to be delivered to EOP and Beacon in connection with the Registration Statements and filed as an exhibit to each of the Registration Statements, to the effect that the organization and proposed method of operation of EOP following the Merger will enable EOP to continue to meet the requirements for qualification and taxation as a REIT following the Merger, provided that such reliance is authorized by us only to the extent that such opinion of Hogan & Hartson L.L.P. is affected by the assets and operations acquired by EOP from Beacon in the Merger or by Beacon's qualification as a REIT through the effective time of the Merger. This opinion is being furnished to you solely for the purpose of being included as an exhibit to the Registration Statements and for the use by Hogan & Hartson L.L.P. described in the preceding sentence. This opinion may not be used or relied upon for any other purpose without our prior written consent.


                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar LLP

                                                GOODWIN, PROCTER & HOAR LLP